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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------



                                    FORM 8-K

                                 CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                  Date of Report: January 3, 2002
                  (Date of earliest event reported)


                         Commission File Number: 0-22413

                                  UNIVEC, INC.
                 (Name of Small Business Issuer in its charter)

          Delaware                                         11-3163455
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          (Identification No.)

                   22 Dubon Court, Farmingdale, New York 11735
                    (Address of Principal Executive Offices)

                                 (631) 777-2000
                 (Issuers Telephone Number, Including Area Code)


                                 Not Applicable
              (Former Name, Former Address, and Former Fiscal Year,
                          If Changed Since Last Report)







Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

          On December 31, 2001, Registrant, pursuant to a Stock Purchase Agreement effective December 31, 2001 between the Registrant and Physician and Pharmaceutical Services, Inc. ("PPSI') a Pennsylvania Corporation, acquired 100 % of the stock of PPSI.

          PPSI, founded in 1996, by Dr. David Dalton, delivers drug samples for pharmaceutical companies through promotion packets to physicians. One hundred percent of the common stock and outstanding stock options of PPSI was acquired for 2,567,000 shares of Univec's common stock and 3,955,000 ten year $.01 options to acquire Univec common stock.

          Simultaneous with the acquisition, and effective January 1,2002, Dr. Dalton, was appointed President and CEO of Univec replacing Dr. Alan Gold who resigned as president and CEO effective December 31, 2001. Dr. Dalton also joined Univec's Board of Directors effective January 1, 2002. Dr. Dalton has over 35 years of experience in the healthcare industry, including roles as Corporate Vice President with Rite-Aid, and the founder and CEO of Health Resources, Inc., Pharmacy Services, Inc., and Physician and Pharmaceutical Services, Inc.

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Item. 7  Financial Statements and Exhibits.
         ---------------------------------

         (a) Financial Statements of Business Acquired.
             -----------------------------------------

                 In accordance herewith, the Registrant will file certain of the required Financial Statements on or about March 18, 2002.

         (b) Pro Forma Financial Information.
             -------------------------------

                 In accordance herewith, the Registrant will file certain of the required Financial Statements on or about March 18, 200






         (c) Exhibits.
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         Exhibit No.                      Descrition
         -----------                      ----------



          10.1                    (2) Asset Purchase Agreement effective
                           December 31, 2001 between Registrant and Physician and Pharmaceutical Services, Inc.




                                    SIGNATURE

    In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          UNIVEC, INC.

Dated: January 4, 2002          By: /s/ Dr. David Dalton
                                    ----------------------------------
                                    Chief Executive Officer
                                    (Principal Executive Officer)




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